EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS SECOND QUARTER RESULTS

•	Office Products integration on track to achieve targeted $40 million net cost reductions
•	Second quarter pro forma sales even with prior year, but up 2% excluding European office products business
•	Strong cash position enables $79 million debt reduction year-to-date
•	Divesting non-strategic Perma® corrugated storage box business

LINCOLNSHIRE, ILLINOIS, August 3, 2006 - ACCO Brands Corporation (NYSE: ABD), a world leader in select categories of branded office products, reported its second quarter 2006 results today. Reported results include the operations of the former General Binding Corporation (“GBC”) for the second quarter of 2006, but exclude them for the comparable quarter of 2005.

Second quarter net sales increased 68%, to $462.6 million, due to the August 2005 acquisition of GBC. Pro forma net sales were even with the prior year quarter. Growth in Computer Products, Other Commercial and Commercial - Industrial Print Finishing were offset by a decline in Office Products, principally the result of a decline in Europe. Excluding European office products, total company pro forma sales were up 2% and Office Products sales were up 1%. (Refer to p. 5 for the definition of pro forma results and non-GAAP financial measures.)

The company incurred a net loss of $(9.8) million for this seasonally slower quarter, or $(0.18) per share, compared to net income of $14.2 million, or $0.40 per diluted share in the prior-year quarter. Net loss in the current quarter includes restructuring and non-recurring after-tax costs totaling $13.1 million ($17.8 million pre-tax), or $0.25 per share, and incremental after-tax expense of $2.1 million, or $0.04 per share, related to the new company’s long-term compensation plan and required expensing of equity compensation under FAS 123R.

Adjusted pro forma net income declined to $3.3 million, or $0.06 per share, compared to $11.8 million, or $0.22 per share, in the prior-year quarter.  Adjusting for incremental long-term compensation expense of $2.1 million, or $0.04 per share, current-year adjusted net income was $0.10 per share. The underlying decrease was due to operating profit declines in Office Products European operations and in Computer Products, as well as investments in SG&A and higher raw material and freight costs. These factors more than offset favorable synergies and lower interest, taxes and other expenses. (Refer to p. 12 for a reconciliation of “adjusted” results to GAAP.)

“ACCO Brands took major strides in the integration of our office products businesses during the second quarter,” said David D. Campbell, chairman and chief executive officer. “We’re pleased with the pace of our integration activities and highly confident that they will achieve the targeted $40 million of net cost synergies. We are also enthusiastic about future opportunities in the commercial businesses and we will discuss these opportunities at the time of our third quarter earnings announcement.”

The company today announced 12 additional facilities closures or downsizings, as well as a significant expansion of its strategically located Booneville, Mississippi manufacturing and distribution center. In addition, the company successfully integrated key information technology systems in the U.S., Canada and Mexico, creating a common technology platform for its office products businesses, and consolidated its European office products sales force. These actions, in addition to the actions announced in the first quarter, will ultimately account for more than 85% of the targeted cost synergies.

“As we had anticipated, operating income and margins declined in the quarter, but we continue to expect comparisons in the third and fourth quarters to become increasingly positive,” said Campbell.

In addition to funding restructuring activities and capital investments in the business, the company has reduced debt by $79 million in 2006, far exceeding its mandatory debt repayment schedule.

In a separate announcement, the company today also reported that it is divesting its Perma® corrugated storage box business. “This is an important step in continuing to sharpen our focus on core, strategic categories,” said Campbell. “With this sale we’re better able to focus our time and resources on opportunities that provide us with greater potential for long-term profitable growth.” The Perma® business generated approximately $30 million in net revenues in 2005. The transaction is expected to close in the third quarter.

Results of Business Segments

Items Affecting Segment-level Adjusted Operating Income Comparability:
	Q2 2005	Foreign Exchange Translation	Incremental Equity/Long-term Incentive Compensation Expense (1)	Underlying Change in Results	Q2 2006
Office Products	$21.1	$0.3	$(2.0)	$(9.0)	$10.4
Computer Products	12.1	-	(0.2)	(4.1)	7.8
Commercial - IPFG	4.3	0.1	(0.1)	0.6	4.9
Other Commercial	3.6	-	(0.1)	(1.6)	1.9
Corporate	(5.6)	-	(0.9)	(0.8)	(7.3)
Total Adjusted OI	$35.5	$0.4	$(3.3)	$(14.9)	$17.7
_____________
1)	Expense appears in SG&A.

Office Products Group

Office Products net sales increased 43% to $308.2 million, compared to $215.0 million in the prior-year quarter. Pro forma net sales declined 2%. Growth in the U.S., Australia and Latin America was offset by a decline in European operations; excluding Europe, Office Products underlying sales increased 1%. The decline in Europe was primarily in retail channels in the United Kingdom and the result of unfavorable pricing.

Office Products reported an operating loss of $(4.7) million, compared to profit of $13.5 million, including restructuring and restructuring-related non-recurring charges. Adjusted pro forma operating income decreased to $10.4 million, compared to $21.1 million in the prior-year quarter, and operating income margins declined to 3.4% from 6.7%. Excluding items affecting year-over-year comparability, the underlying decline in operating profit and margin was attributable to European operations, specifically unfavorable pricing coupled with higher raw material costs, increased investments in SG&A infrastructure to transition the European business model, and lower sales in the United Kingdom. With the exception of increased input costs and transitional items in Europe, the company believes underlying Office Products trends in other markets are improving. The company is implementing price increases and introducing new products.

Computer Products Group

Computer Products sales were $51.2 million, compared to $49.1 million in the prior-year quarter, an increase of 4%. The sales growth was driven by increased sales of iPod® accessories, mobile power adapters, notebook docking stations and other computer accessory products. This growth was lower than historical rates because of the company’s planned exit from the cleaning category and one-time inventory reduction actions by two major customers. However, most of the slower growth rate was experienced in April and May, while June returned to a more normal sales growth rate.

Computer Products operating income declined to $6.5 million from $12.1 million, including restructuring and restructuring-related non-recurring charges in the current-year period. (Note: There were no specific restructuring activities in Computer Products, but the segment receives an allocation of shared services restructuring charges.) On an adjusted basis, operating income was $7.8 million and operating margins declined to 15.2% from 24.6%. Excluding items affecting year-over-year comparability, the underlying decline in operating profit and margin was due to a change in product mix, higher product costs, and planned increased investments in selling, marketing and product development activities. The company anticipates improved profitability in the seasonally stronger third and fourth quarters.

Commercial-Industrial and Print Finishing Group

Commercial-Industrial and Print Finishing (“IPFG”) was acquired in the GBC merger and has not been merged into an existing ACCO Brands segment; therefore, it is presented on a standalone pro forma basis below.

IPFG pro forma net sales increased 3%, to $47.9 million, compared to $46.7 million in the comparable prior-year quarter. Constant currency sales growth was 1%. Growth was driven by increased selling prices to recover raw material cost increases.

IPFG adjusted pro forma operating income increased 14%, to $4.9 million, from $4.3 million in the prior-year quarter. Operating margins expanded 100 basis points. The increase was due to improved mix and higher selling prices, which more than offset the impact of higher raw material costs.

Other Commercial

Other Commercial net sales increased to $55.3 million, compared to $11.6 million in the prior-year quarter. On a pro forma basis sales increased 3%; adjusting for currency the increase was 4%. The increase was driven by price increases and volume growth, substantially new product sales generated by the document finishing business.

Other Commercial operating income increased to a profit of $1.8 million, compared to a loss of $(0.3) million in the prior-year quarter. Adjusted pro forma operating income declined to $1.8 million, from $3.6 million in the prior-year quarter. The decline in profit and margins was driven by several favorable adjustments in the prior year quarter. For the six month period, adjusted pro forma operating income and margin improved from the prior year.

Business Outlook

ACCO Brands believes that given the current economic environment, business integration and de-leveraging should enable the company to exhibit longer-term growth rates comprising revenue growth in the low- to mid-single-digits, operating income growth in the mid- to high-single-digits and diluted earnings-per-share growth in the low-double-digits.

The company continues to believe that full-year 2006 adjusted EBITDA (refer to p. 12 for the calculation of adjusted EBITDA) will be comparable to 2005 pro forma levels, with the positive effects of both increased synergies and further price increases benefiting the second half of 2006. In addition, the third and fourth quarters should have better comparisons to the comparable prior-year periods when the company made stepped-up investments in corporate costs associated with its status as an independent public company, in Computer Products’ go-to-market efforts, and in its European office products infrastructure. The third and fourth quarters of 2005 were also the periods in which the company began to incur increases in certain raw material costs.

Full-year operating income and EPS will be impacted by equity and incentive compensation charges relative to 2005 in connection with the new company’s inaugural long-term incentive compensation plan and required stock option expensing under FAS 123R. The company anticipates the incremental pro forma net of tax cost to be approximately $10 million, or $0.19 per share, for 2006. The company still anticipates achieving a run-rate adjusted operating income margin, before restructuring, amortization of intangible assets and stock-based compensation expense, of 12% exiting 2008, or approximately 11% including these factors.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company’s second quarter results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Pro Forma and Non-GAAP Financial Measures

In order to provide a more meaningful comparison to prior-year numbers, the company has presented pro forma results for prior-year periods assuming that the merger with GBC had occurred on January 1, 2005, instead of August 17, 2005, the actual date of the merger.

Certain pro forma results are based on SEC regulations and are on a non-GAAP basis. “Adjusted” results exclude all restructuring and restructuring-related non-recurring items for the combined pro forma company, and are non-GAAP measures. Adjusted pro forma information is provided to assist in the comparability with current-period results. There could be limitations associated with the use of non-GAAP financial measures as compared to the use of the most directly comparable GAAP financial measure. Management uses the adjusted measures to determine the returns generated by its operating segments and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with measures presented by other companies. (Refer to the attached pro forma schedules provided herein, as well as the company’s reports on Form 8-K furnished to the Securities and Exchange Commission on February 14, 2006.)

About ACCO Brands Corporation

ACCO Brands Corporation is a world leader in select categories of branded office products, with annual revenues of nearly $2 billion. Its industry-leading brands include Day-Timer®, Swingline®, Kensington®, Quartet®, GBC®, Rexel®, and Wilson Jones®, among others. Under the GBC brand, the company is also a leader in the professional print finishing market.

Forward-Looking Statements

This press release contains statements which may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and the company assumes no obligation to update them. ACCO Brands' ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted depending on a variety of factors, including but not limited to fluctuations in cost and availability of raw materials; competition within the markets in which the company operates; the effects of both general and extraordinary economic, political and social conditions; the dependence of the company on certain suppliers of manufactured products; the effect of consolidation in the office products industry; the risk that businesses that have been combined into the company as a result of the merger with General Binding Corporation will not be integrated successfully; the risk that targeted cost savings and synergies from the aforesaid merger and other previous business combinations may not be fully realized or take longer to realize than expected; disruption from business combinations making it more difficult to maintain relationships with the company's customers, employees or suppliers; foreign exchange rate fluctuations; the development, introduction and acceptance of new products; the degree to which higher raw material costs, and freight and distribution costs, can be passed on to customers through selling price increases and the effect on sales volumes as a result thereof; increases in health care, pension and other employee welfare costs; as well as other risks and uncertainties detailed from time to time in the company's SEC filings.

For further information:

Rich Nelson                    Jennifer Rice
Media Relations             Investor Relations
(847) 484-3030                 (847) 484-3020

ACCO Brands Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30,	June 25,	%	June 30,	June 25,	%
	2006 (A)	2005 (A)	Change	2006 (A)	2005 (A)	Change

Net sales	462.6	275.7	68%	931.2	550.5	69%

Cost of products sold [B]	336.6	196.0	72%	674.7	387.8	74%
Advertising, selling, general and administrative [C]	109.6	56.6	94%	217.1	112.9	92%
Amortization of intangibles	3.5	0.4	775%	6.0	1.0	500%
Restructuring charges	13.0	-	nm	19.8	-	nm
Operating Income (loss)	(0.1)	22.7	-100%	13.6	48.8	-72%

Interest expense	15.3	1.9	705%	30.7	3.9	687%
Other expense/(income), net	(0.2)	0.6	-133%	(1.7)	2.0	-185%
Income before income taxes, minority interest and cumulative effect of change in accounting principle	(15.2)	20.2	-175%	(15.4)	42.9	-136%

Income taxes	(5.4)	6.0	-190%	(5.6)	17.4	-132%
Minority Interest	-	-		0.1	-
Net income/(loss) before change in accounting principle	(9.8)	14.2	-169%	(9.9)	25.5	-139%

Cumulative effect of change in accounting principle, net of tax	-	-	nm	-	3.3	nm
Net income/(loss)	$(9.8)	$14.2	-169%	$(9.9)	$28.8	-134%

Basic earnings (loss) per common share:
Income before change in accounting principle	($0.18)	$0.41	-144%	($0.18)	$0.73	-125%
Change in accounting principle	$0.00	$0.00		$0.00	$0.09
Net income (loss)	($0.18)	$0.41	-144%	($0.18)	$0.82	-122%

Diluted earnings (loss) per common share:
Income before change in accounting principle	($0.18)	$0.40	-145%	($0.18)	$0.72	-125%
Change in accounting principle	$0.00	$0.00		$0.00	$0.09
Net income (loss)	($0.18)	$0.40	-145%	($0.18)	$0.81	-122%

Weighted average shares (000's omitted):
Basic	53,353	34,969		53,177	34,969
Diluted	53,353	35,508		53,177	35,508

Actual shares at end of period (000's omitted)	53,516	34,969		53,516	34,969
Fully diluted shares at end of period (000's omitted)	53,516	35,509		53,516	35,509
_____________
(A)	The results of General Binding Corporation are included in the current year period only as the acquisition occurred on August 17, 2005.

(B)
Includes restructuring implementation related non-recurring costs of $2.0 million and $0.0 million in three month periods and $2.4 million and $0.0 for the six month periods ended June 30, 2006 and June 25, 2005, respectively.

(C)
Includes restructuring implementation related non-recurring costs of $2.8 million and $2.6 million in three month periods, and $5.2 million and $2.6 million for the six month periods ended June 30, 2006 and June 25, 2005, respectively.

(D)
In connection with the adoption of the December 2005 long-term executive management compensation plan and required expensing of stock option grants under FAS 123R, the company recorded $4.6 million (1.0% of sales) and $9.1 million (1.0% of sales) of stock-based compensation expense during the three months and six months ended June 30, 2006, respectively.

Statistics (as a % of Total Net Sales, except for Income tax rate)
Gross Margin (B) (C)	27.2%	28.9%	27.5%	29.6%
SG&A (B) (C) (D)	23.7%	20.5%	23.3%	20.5%
Operating Income (B) (C) (D)	0.0%	8.2%	1.5%	8.9%
Income before Income Taxes (B) (C) (D)	-3.3%	7.3%	-1.7%	7.8%
Net Income (B) (C) (D)	-2.1%	5.2%	-1.1%	5.2%
Income tax rate	35.5%	29.7%	36.4%	40.6%

ACCO Brands Corporation
SEGMENT RESULTS
(Unaudited)
(Dollars in millions)

	2006 (1)			2005 (1)
	Net Sales	Operating Income (2)	OI Margin	Net Sales	Operating Income (2)	OI Margin	Sales Change	OI Change
Q1:
Office Products	$311.1	$6.0	1.9%	$216.3	$19.6	9.1%	43.8%	-69.4%
Computer Products	51.9	8.3	16.0%	44.3	8.9	20.1%	17.2%	-6.7%
Commercial-Industrial & Print Finishing	49.6	4.8	9.7%	-	-
Other Commercial	56.0	4.1	7.3%	14.2	0.2	1.4%	294.4%	n/m
Corporate	-	(9.5)	-2.0%	-	(2.6)	-0.9%		265.4%
Total	$468.6	$13.7	2.9%	$274.8	$26.1	9.5%	70.5%	-47.5%

	2006 (1)			2005 (1)
	Net Sales	Operating Income (2)	OI Margin	Net Sales	Operating Income (2)	OI Margin	Sales Change	OI Change
Q2:
Office Products	$308.2	$(4.7)	-1.5%	$215.0	$13.5	6.3%	43.3%	-134.8%
Computer Products	51.2	6.5	12.7%	49.1	12.1	24.6%	4.3%	-46.3%
Commercial-Industrial & Print Finishing	47.9	4.9	10.2%	-	-
Other Commercial	55.3	1.8	3.3%	11.6	(0.3)	-2.6%	376.7%	n/m
Corporate	-	(8.6)	-1.9%	-	(2.6)	-0.9%		230.8%
Total	$462.6	$(0.1)	0.0%	$275.7	$22.7	8.2%	67.8%	-100.4%

	2006 (1)			2005 (1)
	Net Sales	Operating Income (2)	OI Margin	Net Sales	Operating Income (2)	OI Margin	Sales Change	OI Change
SIX MONTHS:
Office Products	$619.3	$1.3	0.2%	$431.3	$33.1	7.7%	43.6%	-96.1%
Computer Products	$103.1	$14.8	14.4%	$93.4	$21.0	22.5%	10.4%	-29.5%
Commercial-Industrial & Print Finishing	$97.5	$9.7	9.9%	$-	$-
Other Commercial	$111.3	$5.9	5.3%	$25.8	$(0.1)	-0.4%	331.4%	n/m
Corporate	$-	$(18.1)	-1.9%	$-	$(5.2)	-0.9%		248.1%
Total	$931.2	$13.6	1.5%	$550.5	$48.8	8.9%	69.2%	-72.1%
_____________
(1)	The results of General Binding Corporation are included in the current year period only as the acquisition occurred on August 17, 2005.
(2)	The above results include restructuring and restructuring-related non-recurring expenses, in accordance with U.S. GAAP.

ACCO Brands Corporation
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	June 30, 2006	December 31, 2005
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$41.2	$91.1
Receivables, net	403.1	438.9
Inventories, net	303.0	268.2
Deferred income taxes	41.8	37.5
Other current assets	50.1	25.3
Total current assets	839.2	861.0
Property, plant and equipment, net	229.2	239.8
Deferred income taxes	7.8	17.4
Goodwill, net	443.2	433.8
Identifiable Intangibles, net	237.1	240.6
Prepaid pension	84.0	81.9
Other assets	50.5	55.0
Total Assets	$1,891.0	$1,929.5

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Notes payable to banks	$5.2	$7.0
Current portion of long-term debt	11.0	23.1
Accounts payable	185.4	150.1
Accrued compensation	30.6	27.7
Accrued customer programs	115.0	122.9
Other current liabilities	138.2	122.2
Total Current Liabilities	485.4	453.0
Debt, less current portion	856.9	911.8
Deferred income taxes	74.3	94.1
Post-retirement and other liabilities	70.4	62.3
Total Liabilities	1,487.0	1,521.2
Stockholders' Equity
Common stock	0.5	0.5
Treasury stock, at cost	(1.1)	(1.1)
Paid-in capital	1,360.6	1,350.3
Unearned compensation	-	(5.2)
Accumulated other comprehensive income (loss)	1.1	11.0
Accumulated deficit	(957.1)	(947.2)
Total Stockholders' Equity	404.0	408.3
Total Liabilities and Stockholders’ Equity	$1,891.0	$1,929.5

ACCO Brands Corporation
KEY STATS and RATIOS
(Unaudited)
(Dollars in millions)

Net Debt	6/30/2006
Short-term debt, including current portion of long-term debt	$16.2
Long-term debt	856.9
Total Debt	$873.1
Cash and temporary cash investments	(41.2)
Net Debt	$831.9

Reconciliation of Gross Debt	Three months ended 6/30/2006	Six months ended 6/30/2006
Beginning of period	$893.1	$941.9
Debt reduction	(30.0)	(79.3)
Impact of change in FX rates	10.0	10.5
End of period	$873.1	$873.1

Leverage (debt to EBITDA)	Twelve months ended 6/30/2006
Trailing 12 months Adjusted EBITDA	$192.3
Net debt (see above)	$831.9
Leverage (net debt divided by Adjusted EBITDA)	4.3

Interest Coverage (EBITDA to Interest)	Twelve months ended 6/30/2006
Trailing 12 months Adjusted EBITDA	$192.3
Trailing 12 months pro forma interest Expense, net of interest income	$63.8
Interest Coverage (EBITDA divided by interest expense)	3.0

ACCO Brands Corporation
SELECTED REPORTED AND PRIOR-YEAR PRO FORMA FINANCIAL INFORMATION
(Unaudited)
(Dollars in millions)

	Three Months Ended
	June 30, 2006 Actual	June 25, 2005 Pro Forma
Selected Non-cash Adjustments to Net Income (Pre-Tax):
Depreciation expense	$10.1	$10.7
Intangible amortization expense	$3.5	$2.6
Stock based compensation expense	$4.6	$0.9
Selected Cash Activities (Pre-Tax):
Capital expenditures	$7.2	$10.3
Restructuring & Integration activities	$8.7	$2.9

	Six Months Ended
	June 30, 2006 Actual	June 25, 2005 Pro Forma
Selected Non-cash Adjustments to Net Income (Pre-Tax):
Depreciation expense	$19.5	$21.1
Intangible amortization expense	$6.0	$5.5
Stock based compensation expense	$9.1	$2.5
Inventory acquisition expense	$—	$5.4
Selected Cash Activities (Pre-Tax):
Capital expenditures	$12.1	$17.1
Restructuring & Integration activities	$13.4	$3.1

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended June 30,
	2006			2005
	(A) As Reported	(D) Less: Charges	ACCO Brands Adjusted	(A) As Reported	(B) Pro Forma Adjustments	(C) ACCO Brands Pro Forma	(D) Less: Charges	ACCO Brands Adjusted	% Change

Net sales	$462.6	$-	$462.6	$275.7	$186.6	$462.3	$-	$462.3	0%

Cost of products sold	336.6	(2.0)	334.6	196.0	132.2	328.2	-	328.2	2%

Advertising, selling, general and administrative	109.6	(2.8)	106.8	56.6	44.0	100.6	(4.6)	96.0	11%

Amortization of intangibles	3.5	-	3.5	0.4	2.2	2.6	-	2.6	35%
Restructuring charges	13.0	(13.0)	-	-	0.2	0.2	(0.2)	-
Operating Income (loss)	(0.1)	17.8	17.7	22.7	8.0	30.7	4.8	35.5	-50%

Interest expense	15.3	-	15.3	1.9	15.4	17.3	-	17.3	-12%
Other expense/(income), net	(0.2)	-	(0.2)	0.6	(0.4)	0.2	-	0.2	-200%
Income before/(loss) income taxes and minority interest	(15.2)	17.8	2.6	20.2	(7.0)	13.2	4.8	18.0	-86%

Income taxes	(5.4)	4.7	(0.7)	6.0	(1.4)	4.6	1.6	6.2	nm
Minority interest expense, net of tax	-	-	-	-	-	-	-	-
Net Income/(loss)	$(9.8)	$13.1	$3.3	$14.2	$(5.6)	$8.6	$3.2	$11.8	-72%

Pro Forma Earnings/(loss) per share:
Basic			$0.06			$0.17		$0.23	-74%
Diluted			$0.06			$0.16		$0.22	-73%

Weighted average shares outstanding:
Basic			53,353			51,470		51,470
Diluted			54,117			52,930		52,930

REFER TO RECONCILIATION OF ITEMS IMPACTING PRIOR-YEAR COMPARABILITY.

SUPPLEMENTAL EBITDA CALCULATION

Net Income	$3.3	$11.8	-72.0%
Change in accounting principle, net of tax	-	0	nm
Minority interest expense, net of tax	-	-	nm
Income tax expense	(0.7)	6.2	nm
Interest expense, net	15.3	17.3	-11.6%
Other (income)/expense, net	(0.2)	0.2	nm
Restructuring charges	-	-	nm
Amortization of Intangibles	3.5	2.6	34.6%
Amortization of SO's and RSU's	4.6	0.9	411.1%
Inventory acquisition expense	-	0.0	n/a
Depreciation expense	9.5	10.7	-11.2%
Supplemental EBITDA	35.3	49.7	-29.0%
Restructuring related charges included in COS	-	-	nm
Restructuring related charges included in SG&A	-	-	nm
Adjusted EBITDA	$35.3	$49.7	-29.0%

Statistics (as a % of Q2 Net Sales, except for income tax rate)

	Adjusted	Adjusted
Gross Profit (Net sales, less Cost of products sold)	26.8%	29.0%
Advertising, selling, general and administrative	23.1%	20.8%
Operating Income	3.8%	7.7%
Income before income taxes and minority interest	0.6%	3.9%
Net Income	0.7%	2.6%
Income tax rate	-26.9%	34.4%
Adjusted EBITDA	7.6%	10.8%
_____________
(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.
(B)
Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005.  Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).
(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company's underlying results.

ACCO Brands Corporation
COMPARISON OF REPORTED AND PRIOR-YEAR PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in millions, except per share amounts)

	Six Months Ended June 30,
	2006			2005
	(A) As Reported	(D) Less: Charges	ACCO Brands Adjusted	(A) As Reported	(B) Pro Forma Adjustments	(C) ACCO Brands Pro Forma	(D) Less: Charges	ACCO Brands Adjusted	% Change

Net sales	$931.2	$-	$931.2	$550.5	$366.5	$917.0	$-	$917.0	2%

Cost of products sold	674.7	(2.4)	672.3	387.8	264.9	652.7	-	652.7	3%

Advertising, selling, general and administrative	217.1	(5.2)	211.9	112.9	92.3	205.2	(7.1)	198.1	7%
Amortization of intangibles	6.0	-	6.0	1.0	4.5	5.5	-	5.5	9%
Restructuring charges	19.8	(19.8)	-	-	1.3	1.3	(1.3)	-
Operating Income	13.6	27.4	41.0	48.8	3.5	52.3	8.4	60.7	-32%

Interest expense	30.7	-	30.7	3.9	30.7	34.6	-	34.6	-11%
Other expense/(income), net	(1.7)	-	(1.7)	2.0	(0.1)	1.9	-	1.9	-189%
Income before/(loss) income taxes, minority interest and change in accounting principle	(15.4)	27.4	12.0	42.9	(27.1)	15.8	8.4	24.2	-50%

Income taxes	(5.6)	8.0	2.4	17.4	(7.4)	10.0	2.8	12.8	nm
Minority interest expense, net of tax	0.1	-	0.1	-	-	-	-	-
Net Income/(loss) before change in accounting principle	(9.9)	19.4	9.5	25.5	(19.7)	5.8	5.6	11.4	-17%
Cumulative effect of change in accounting principle, net of tax	-	-	-	3.3	-	3.3	-	3.3
Net Income/(loss)	$(9.9)	$19.4	$9.5	$28.8	$(19.7)	$9.1	$5.6	$14.7	-35%
Pro Forma Earnings/(loss) per share:
Basic			$0.18			$0.18		$0.29	-37%
Diluted			$0.18			$0.17		$0.28	-35%

Weighted average shares outstanding:
Basic			53,177			51,470		51,470
Diluted			54,084			52,930		52,930

REFER TO RECONCILIATION OF ITEMS IMPACTING PRIOR-YEAR COMPARABILITY.

SUPPLEMENTAL EBITDA CALCULATION

Net Income	$9.5	$14.7	-35%
Change in accounting principle, net of tax	-	(3.3)	nm
Minority interest expense, net of tax	0.1	-	nm
Income tax expense	2.4	12.8	nm
Interest expense, net	30.7	34.6	-11%
Other (income)/expense, net	(1.7)	1.9	nm
Restructuring charges	-	-	nm
Amortization of Intangibles	6.0	5.5	9%
Amortization of SO's and RSU's	9.1	2.5	264%
Inventory acquisition expense	-	5.4	n/a
Depreciation expense	18.9	21.1	-10%
Supplemental EBITDA	75.0	95.2	-21%
Restructuring related charges included in COS	-	-	nm
Restructuring related charges included in SG&A	-	-	nm
Adjusted EBITDA	$75.0	$95.2	-21%

Statistics (as a % of YTD Net Sales, except for income tax rate)

	Adjusted	Adjusted
Gross Profit (Net sales, less Cost of products sold)	27.3%	28.8%
Advertising, selling, general and administrative	22.8%	21.6%
Operating Income	4.4%	6.6%
Income before income taxes, minority interest and change in accounting principle	1.3%	2.6%
Net Income	1.0%	1.6%
Income tax rate	20.0%	52.9%
Adjusted EBITDA	8.1%	10.4%
_____________
(A)	Reported results of ACCO Brands including the results of General Binding Corporation from the date of acquisition, August 17, 2005.
(B)
Pro forma adjustments include the results of General Binding Corporation prior to the date of acquisition, and certain pro forma adjustments required to present the results of the combined companies as if the merger had occurred on January 1, 2005. Please refer to the 8-K filed February 14, 2006 for a description of these adjustments.

(C)	Sum of columns (A) and (B).
(D)	Certain charges for restructuring, restructuring implementation and merger related (2005) costs are excluded in order to provide a comparison of the company's underlying results.

Price, Volume, Currency Analysis
(Unaudited)

Q1 2006	Percent Change - Sales
	Pro Forma Net Sales Growth	Currency Translation	Change in Calendar	Price	Volume
Office Products	0.2%	-2.6%	0.2%	0.2%	2.4%
Computer Products	17.2%	-2.9%	1.8%	2.7%	15.6%
Commercial - IPFG	7.1%	-2.1%	0.0%	1.7%	7.5%
Other Commercial	4.5%	-1.5%	-1.4%	3.0%	4.4%
Total	3.1%	-2.5%	0.1%	0.9%	4.6%

Q2 2006	Percent Change - Sales
	Pro Forma Net Sales Growth	Currency Translation	Change in Calendar	Price	Volume
Office Products	-1.5%	0.1%	0.0%	0.1%	-1.7%
Computer Products	4.3%	0.6%	-0.3%	-0.2%	4.2%
Commercial - IPFG	2.6%	1.2%	0.0%	1.3%	0.1%
Other Commercial	3.4%	-0.4%	0.1%	2.2%	1.5%
Total	0.1%	0.2%	0.0%	0.4%	-0.5%

SIX MONTHS 2006	Percent Change - Sales
	Pro Forma Net Sales Growth	Currency Translation	Change in Calendar	Price	Volume
Office Products	-0.7%	-1.2%	0.1%	0.1%	0.3%
Computer Products	10.4%	-1.1%	0.7%	1.2%	9.6%
Commercial - IPFG	4.8%	-0.5%	0.0%	1.5%	3.8%
Other Commercial	3.9%	-1.0%	-0.6%	2.6%	2.9%
Total	1.5%	-1.1%	0.1%	0.7%	1.8%

Incremental Long-term Incentive Compensagtion Expense
by Pro forma Segment (pre-tax)

	Actual Q1 2006 expense	Actual Q1 2005 expense	Incremental Expense vs. Prior Year

Office Products	$2.2	$0.2	$2.0
Computer Products	0.2	0.0	0.2
Commercial - IPFG	0.1	0.0	0.1
Other Commercial	0.1	0.2	(0.1)
Corporate	1.9	1.7	0.2
Total	$4.5	$2.1	$2.4

	Actual Q2 2006 expense	Actual Q2 2005 expense	Incremental Expense vs. Prior Year

Office Products	$2.1	$0.1	$2.0
Computer Products	0.2	0.0	0.2
Commercial - IPFG	0.1	0.0	0.1
Other Commercial	0.1	0.0	0.1
Corporate	1.9	1.0	0.9
Total	$4.4	$1.1	$3.3

	Actual Six Month 2006 expense	Actual Six Month 2005 expense	Incremental Expense vs. Prior Year

Office Products	$4.3	$0.3	$4.0
Computer Products	0.4	0.0	0.4
Commercial - IPFG	0.2	0.0	0.2
Other Commercial	0.2	0.2	0.0
Corporate	3.8	2.7	1.1
Total	$8.9	$3.2	$5.7

Office Products Integration Update - Facility Closures or Consolidations

Second Quarter 2006 - 12 affected facilities:
Basingstoke, England	Distribution, Office Products Group telesales and customer service facility will close in September, 2006. Functions will be consolidated into two existing U.K. facilities.
Bellmawr, New Jersey	Distribution facility was consolidated with an existing facility in East Texas, Pennsylvania, completed in July.
Booneville, Mississippi
Manufacturing and distribution facility will be significantly expanded in 2006 and 2007. This will become the principal distribution hub for U.S. operations and will incorporate integrated manufacturing of freight-intensive product (large dry-erase boards and ring binders).

Gelnhausen, Germany	Sales office and operations were consolidated into a sales office in Germany as part of the integration of the European office products sales force, completed in July.
Hanover Park (Muirfield), Illinois	Storage and Organization distribution facility will close in early 2007. Distribution will be transferred into the Booneville, Mississippi facility.
Lincolnshire, Illinois	Storage and Organization manufacturing facility will close in early 2007. Manufacturing will be moved into the Booneville, Mississippi facility.
Manchester, England	Distribution center will close in August 2006 and will be consolidated into another center in the U.K.
Milan, Italy	Customer service and marketing office was consolidated into an existing facility in Turin, Italy as part of the integration of the European office products sales force, completed in June.
Nuevo Laredo, Mexico
Three plants, which manufacture products for the Document Communication and Visual Communication business units, will close completely in the third quarter of 2007. Previously, the company had announced a shutdown of one of the four plants to occur in the spring of 2007. Certain Document Communication products will be outsourced and others manufactured at the company’s Lerma, Mexico facility. Certain Visual Communications products will be outsourced, and others will be manufactured at the Booneville, Mississippi facility.

Tabor, Czech Republic	Sales office will close in the third quarter of 2006 and sales will be outsourced.
Wheeling, Illinois	Portion of Storage and Organization plant that manufactures certain non-paper clip fasteners will close in the fall of 2006. Manufacturing will be outsourced.
Wolka Kosowska, Poland	Distribution center will close in the third quarter of 2006. Distribution will be outsourced and sales and marketing team will move to a new location.

First Quarter 2006 - Nine affected facilities:
Corona, California	Visual Communication plant closed. Manufacturing was partly consolidated at another plant and partly outsourced.
Dublin, Ireland	Document Communication plant closed. Manufacturing was consolidated at another plant.
Jestetten, Germany	Storage and Organization plant will close later this year. Manufacturing will be consolidated at another plant.
Llantrisant, Wales	Visual Communications and Storage and Organization plant will close September 1, 2006. Manufacturing will be partly consolidated and partly outsourced.
Nogales, Mexico	Portion of plant that manufactures products for Workspace Tools will close by year-end. Manufacturing will be outsourced.
Nuevo Laredo, Mexico	Portion of plant that manufactures products for Document Communication will close in the spring of 2007. Manufacturing will be outsourced.
Ontario, California	Portion of plant that manufactures storage boxes for Storage and Organization will close this month. Manufacturing will be consolidated at another plant.
Pleasant Prairie, Wisconsin	Portion of Document Communication plant will be closed by mid-2007. Manufacturing will be partly consolidated and partly outsourced.
Tlalnepantla, Mexico	Distribution center has been consolidated into another center in Mexico.